Horwath Orenstein LLP

Chartered Accountants

2 Bloor Street East, Suite 1100

Toronto, ON, Canada M4W 1A8

T 416.596.1711

F 416.596.7894

www.horwathorenstein.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-114084) of Yak Communication Inc. and subsidiaries of our report dated September 15, 2005, except for Note 5 as to which the date is September 27, 2005, which appears on page i of this annual report on Form 10-K for the year ended June 30, 2005.

Chartered Accountants Toronto, Canada

September 27, 2005